As Filed with the Securities and Exchange Commission on April 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

COMCAST CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	27-0000798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Comcast Center

Philadelphia, PA 19103-2838

(Address of Principal Executive Offices) (Zip Code)

COMCAST CORPORATION 2005 DEFERRED COMPENSATION PLAN

(Full title of the plan)

Arthur R. Block

Executive Vice President, General Counsel and Secretary

Comcast Corporation

One Comcast Center

Philadelphia, PA 19103-2838

(Name and address of agent for service)

(215) 286-1700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Deferred Compensation Obligations	$500,000,000	100%	$500,000,000	$62,250

(1)	The deferred compensation obligations (the “Deferred Compensation Obligations”) to which this registration statement (“Registration Statement”) relates arise under the Comcast Corporation 2005 Deferred Compensation Plan, as amended and restated (the “Deferred Compensation Plan”), and are unsecured general obligations of Comcast Corporation (the “Registrant”) to pay up to $500,000,000 of deferred compensation from time to time in the future pursuant to compensation deferral elections made by participants in the Deferred Compensation Plan in accordance with the terms of the Deferred Compensation Plan.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an additional $500,000,000 of Deferred Compensation Obligations of the Registrant under the Deferred Compensation Plan, which are securities of the same class and relate to the same employee benefit plan as those deferred compensation obligations registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on March 10, 2016 (Registration No. 333-210085), February 12, 2014 (Registration No. 333-193903), February 23, 2012 (Registration No. 333-179638), and December 8, 2004 (Registration No. 333-121082), all of which are hereby incorporated by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Comcast Corporation 2005 Deferred Compensation Plan, as amended and restated effective May 20, 2015 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015)

5.1	Opinion of Blank Rome LLP (re: validity of Deferred Compensation Obligations)

5.2	Opinion of Blank Rome LLP (re: ERISA compliance)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Blank Rome LLP (contained in Exhibits 5.1 and 5.2)

24.1	Power of Attorney (contained in the signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on April 26, 2018.

COMCAST CORPORATION

By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian L. Roberts, Michael J. Cavanagh, David L. Cohen, Daniel C. Murdock and Arthur R. Block and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian L. Roberts Brian L. Roberts	Chairman and CEO; Director (Principal Executive Officer)	April 26, 2018

/s/ Michael J. Cavanagh Michael J. Cavanagh	Senior Executive Vice President and CFO (Principal Financial Officer)	April 26, 2018

/s/ Daniel C. Murdock Daniel C. Murdock	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 26, 2018

Kenneth J. Bacon	Director

/s/ Madeline S. Bell Madeline S. Bell	Director	April 26, 2018

/s/ Sheldon M. Bonovitz Sheldon M. Bonovitz	Director	April 26, 2018

/s/ Edward D. Breen Edward D. Breen	Director	April 26, 2018

/s/ Gerald L. Hassell Gerald L. Hassell	Director	April 26, 2018

/s/ Jeffrey A. Honickman Jeffrey A. Honickman	Director	April 26, 2018

/s/ Asuka Nakahara Asuka Nakahara	Director	April 26, 2018

/s/ David C. Novak David C. Novak	Director	April 26, 2018

/s/ Johnathan A. Rodgers Johnathan A. Rodgers	Director	April 26, 2018